Exhibit 99.1

Rockwell Medical Announces Transformational Global Hemodialysis Acquisition

•	Rockwell Medical is acquiring Vantive’s hemodialysis concentrates, hemodialysis machines, water treatment systems, and related consumables and technical services business
•	Acquisition will establish Rockwell Medical as one of the world’s largest hemodialysis providers adding complementary product lines, recurring revenue streams, a global customer base and a fully automated, state-of-the-art manufacturing campus in Medolla, Italy spanning more than one million square feet
•	Combined business projected to generate annual revenue between $400 million and $450 million
•	Acquisition expected to close mid-2027
•	Conference call and webcast today at 8:00am EST

Wixom, Michigan, November 3, 2026 – Rockwell Medical, Inc. (the “Company”) (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced that it has entered into an Equity and Asset Purchase Agreement (“the Agreement”) with Vantive Limited (“Vantive”). Subject to the terms of the Agreement, Rockwell Medical will acquire Vantive’s hemodialysis (“HD”) concentrates, HD machines including AK-98, water treatment systems, and related consumables and technical services business.

In addition, subject to the terms and conditions of the Agreement, Rockwell Medical will acquire Vantive’s state-of-the art one million square foot (93,000 square meter) manufacturing campus in Medolla, Italy, an integral municipality within the Mirandola Biomedical District, the third largest medtech region in the world. The Medolla campus currently manufactures dry concentrate cartridges, HD machines, related parts and consumables, and water treatment systems that support the broader HD product portfolio.

The Opportunity

Rockwell Medical believes that this acquisition represents a significant step forward in its long-term strategy to transform from a U.S.-based concentrates business into a more diversified global supplier of hemodialysis products and services. Based on current assumptions including operational performance, foreign exchange rates, market conditions and successful integration, Rockwell Medical estimates that the combined business could generate annual revenue between $400 million and $450 million. This acquisition is expected to expand product breadth, commercial reach and revenue streams across HD concentrates, HD machines, water treatment systems, and related consumables and technical service business.

Rockwell Medical believes that combining its operating capabilities, customer relationships and market position with Vantive’s global product portfolio, manufacturing footprint, distribution infrastructure and technical capabilities are expected to strengthen Rockwell Medical’s ability to serve dialysis providers and patients across the global hemodialysis ecosystem while creating a more scalable platform for growth, innovation and long-term value creation.

“Acquiring Vantive’s hemodialysis assets and associated operations represents a transformative step in Rockwell Medical’s evolution and directly advances the strategy we have been executing over the past several years,” said Mark Strobeck, Ph.D., President and Chief Executive Officer at Rockwell Medical. “This transaction has the potential to accelerate the next phase of our growth by adding meaningful product breadth, global distribution, manufacturing and R&D infrastructure, technical service capabilities and recurring revenue streams that would take years to build organically. We believe the combined businesses will expand our ability to serve dialysis providers and patients across the global hemodialysis ecosystem and creates a stronger platform for growth, innovation and long-term value creation for customers, patients, employees and shareholders.”

“Our priority has been to identify the right buyer that understands the importance of continuity for customers, patients and employees,” said Chris Toth, Chief Executive Officer at Vantive. “Rockwell Medical’s singular focus on hemodialysis, operating experience and commitment to investing in people and capabilities provide a strong foundation for the next chapter of these hemodialysis assets and operations. We believe this transaction will build on the progress our teams have made, while helping to create new and expanded opportunities for customers, patients and employees, and we are committed to supporting a smooth transition.”

The Terms

Under the terms of the Agreement, the aggregate base purchase price is $125 million, subject to customary adjustments, and will be financed through two $50 million term loans from Vantive plus a $25 million convertible note issued to Vantive. The convertible note will have an initial conversion price equal to a 100% premium to the 15-day Volume-Weighted Average Price (“VWAP”) of Rockwell Medical’s common stock determined as provided in the definitive transaction documents. Vantive may also receive up to $45 million of additional contingent consideration based on specified revenue and EBITDA milestones. The foregoing summary is qualified in its entirety by the Company’s Form 8-K disclosing the transaction.

The transaction is expected to close mid-2027, subject to receipt of required regulatory approvals and satisfaction or waiver of the other closing conditions set forth in the Agreement. There can be no assurance that the transaction will be completed on the anticipated timeline or at all. Rockwell Medical will determine the accounting treatment of this transaction in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). If completed, the transaction will be reflected in the Company’s financial results following the closing.

Aquilo Partners, L.P. is acting as exclusive financial advisor and Gibson Dunn & Crutcher LLP is acting as legal counsel to Rockwell Medical. Perella Weinberg Partners LP and Barclays are acting as financial advisors and Kirkland & Ellis LLP is acting as legal counsel to Vantive.

2026 Guidance

Rockwell Medical is withdrawing its previously issued 2026 guidance for Net Sales, Gross Margin, Adjusted EBITDA and Operating Cash Flow due to projected expenses related to expected transaction-related and financing-related expenses associated with the proposed acquisition. Adjusted EBITDA is a non-GAAP financial measure; the Company’s previously issued reconciliation and related disclosures remain applicable to the historical periods presented.

CONFERENCE CALL AND WEBCAST DETAILS

Rockwell Medical will host a live conference call and webcast today to discuss this acquisition.

Date: Tuesday, November 3, 2026

Time: 8:00am EST

Webcast and Replay: www.rockwellmed.com/Vantive

ABOUT ROCKWELL MEDICAL

Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is typically performed in freestanding outpatient dialysis centers, hospital-based outpatient centers, skilled nursing facilities, or a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Certified as a Great Place to Work® four years in a row (2023-2026) and named Fortune Best Workplaces in Manufacturing & Production™ three years in a row (2024-2026), Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis Solutions™. For more information, visit www.rockwellmed.com.

ABOUT VANTIVE

Vantive is a vital organ therapy company on a mission to extend lives and expand possibilities for patients and care teams globally. For 70 years, our team has driven meaningful innovations in kidney care. Today, Vantive's people, solutions and services deliver over 1 million touchpoints each day to patients around the world. As we build on our legacy, we are focused on elevating the dialysis experience through digital solutions and advanced services, while looking beyond kidney care and investing in transforming vital organ therapies. Our goal is to provide therapies that fit more easily into providers' practices and patients' lives. Greater flexibility and efficiency in therapy administration for care teams, and longer, fuller lives for patients—that is what Vantive aspires to deliver. For more information, visit www.vantive.com and follow Vantive on LinkedIn, X, Facebook, Instagram and YouTube.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and the related conference call and webcast are “forward-looking statements” within the meaning of the federal securities laws, including the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not relate strictly to historical or current facts and may be identified by words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “would,” “plan,” “potential,” “project,” “intend,” “forecast,” “goal” and similar expressions, or the negative of those terms. Forward-looking statements in this press release include, without limitation, statements regarding the anticipated timing and completion of the transaction; the assets, operations, products and businesses expected to be acquired; the expected financing and consideration structure, including the term loans, the convertible note and any contingent consideration; Rockwell Medical’s long-term strategy and the anticipated strategic, operational and financial benefits of the transaction; the expected scale, product breadth, commercial reach, manufacturing capabilities, revenue streams, growth opportunities and value creation of the combined business; the estimate that the combined business could generate between $400 million and $450 million in revenue; the successful integration of the acquired business; the expected accounting treatment of the transaction; and expected transaction-related and financing-related expenses and their effect on Rockwell’s results of operations. These statements are based on current estimates, assumptions and expectations and are subject to risks and uncertainties, many of which are beyond Rockwell Medical’s control. Actual results may differ materially from those expressed or implied by these statements. Risks and uncertainties include, among others: the risk that required regulatory approvals may not be obtained or may be obtained subject to conditions; the risk that other closing conditions may not be satisfied or waived; the possibility that the transaction may be delayed or may not be completed; the risk that the financing terms or transaction structure may change; the ability to retain customers, suppliers, distributors and employees; the ability to successfully separate, transfer and integrate the acquired assets, operations, systems, personnel, contracts, permits and international businesses; the possibility of business disruption or unexpected costs, liabilities or expenses; the ability to realize anticipated strategic, operational or financial benefits; the ability to establish and maintain necessary transition services, supply arrangements and other operational dependencies following closing; the ability to obtain required third-party consents and transfer contracts, permits and other rights necessary to operate the acquired business; foreign exchange, international operations and market risks; risks associated with the significantly increased size and complexity of Rockwell Medical’s business following the transaction, including its entry into new product lines and geographic markets; risks related to compliance with medical device and other regulatory requirements in other jurisdictions, including product quality, recall and product liability risks; the risk that the revenue estimate, which is based in part on historical financial information of the acquired business provided by Vantive, proves inaccurate; potential litigation relating to the transaction; the diversion of management’s attention from ongoing business operations; the effect of the announcement or pendency of the transaction on the market price of Rockwell Medical’s common stock; Rockwell Medical’s ability to service and repay the term loans and other indebtedness incurred in connection with the transaction and to comply with any related covenants; the amount and timing of any contingent consideration payments; the availability and terms of any additional financing; the potential dilution associated with the convertible note; and the other risks described in the “Risk Factors” section of Rockwell Medical’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by subsequent reports filed with the SEC. Forward-looking statements speak only as of the date of this press release. Rockwell Medical undertakes no obligation to update or revise any forward-looking statement, except as required by applicable law.

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INVESTOR AND MEDIA CONTACTS:

For Rockwell Medical

(248) 432-1362

IR@rockwellmed.com

For Vantive

media@vantive.com

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